     As filed with the Securities and Exchange Commission on May 8, 1995

                                               Registration No. 33-_____________
================================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                                 ------------
                                   FORM S-8
                            REGISTRATION STATEMENT
                                    Under
                          THE SECURITIES ACT OF 1933
                                 ------------
                          THE WACKENHUT CORPORATION
            (Exact name of registrant as specified in its charter)

        Florida                                           59-0857245
(State of incorporation)                       (I.R.S. Employer Identification)

                             1500 San Remo Avenue
                         Coral Gables, Florida  33146
                                (305) 666-5656
 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

    The Wackenhut Corporation Key Employee Long-Term Incentive Stock Plan
                             (Full title of plan)

                             James P. Rowan, Esq.
                             1500 San Remo Avenue
                         Coral Gables, Florida  33146
                                (305) 662-7396
(Name, address, including zip code, and telephone number, including area code, of agent for service)

                       Copies of all communications to:

                         Stephen K. Roddenberry, Esq.
                      Akerman, Senterfitt & Eidson, P.A.
                       One Brickell Square, 24th Floor
                             801 Brickell Avenue
                          Miami, Florida 33131-2948
                                (305) 374-5600

                                            CALCULATION OF REGISTRATION FEE
====================================================================================================================
                                                                  Proposed           Proposed
                                                                  Maximum             Maximum           Amount of
                Title of                     Amount to         Offering Price        Aggregate         Registration
      Securities to be Registered         be Registered(2)       Per Share       Offering Price(3)          Fee
- --------------------------------------------------------------------------------------------------------------------
 Series B Common Stock, par value
 $.10 per share (1)                                625,000          (3)            $7,102,425.00         $2,450.00
====================================================================================================================

(1) Includes shares to be issued pursuant to outstanding options, restricted stock units and/or performance units or share awards granted under The Wackenhut Corporation Key Employee Long-Term Incentive Stock Plan (the "Plan").
(2) This Registration Statement also covers any additional shares that may hereafter become purchasable as a result of the adjustment provisions of the Plan.
(3) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act of 1933, as amended. The Proposed Maximum Aggregate Offering Price is based on the aggregate of: (a) an exercise price per share of $7.70 for 259,000 shares presently subject to outstanding options, (b) an exercise price per share of $13.50 for 175,000 shares presently subject to outstanding options and (c) the average of the high and low prices as reported on the New York Stock Exchange on May 1, 1995 of $14.37 per share with respect to up to 191,000 shares to be issued in connection with stock options, restricted stock units, performance units and performance shares awarded or to be awarded under the Plan.

              Total Number of Sequentially Numbered Pages:  51
              Exhibit Index on Sequentially Numbered Page:  11

                                EXPLANATORY NOTE



         This Registration Statement is intended to be used to register shares to be issued and distributed pursuant to The Wackenhut Corporation Key Employee Long-Term Incentive Stock Plan. Pursuant to the Note to Part I of Form S-8, the plan information specified by Part I of Form S-8 to be contained in a
Section 10(a) prospectus to be distributed to each recipient under said plan is not being filed with the Securities and Exchange Commission ("Commission").
Part II contains Information Required in the Registration Statement pursuant to
Part II of Form S-8.

                                    PART II(1)
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT



ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed by the Registrant with the Commission are incorporated herein by reference:

         (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended January 1, 1995 filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

         (b) The Registrant's Proxy Statement pertaining to the Registrant's 1995 Annual Meeting of Shareholders.

         (c)     The Registrant's Current Report on Form 8-K dated January 30,
                 1995.

         (d) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A, dated November 19, 1992, as filed by the Registrant with the Commission pursuant to the Exchange Act, and any amendment or report filed with the Commission for the purpose of updating such description.

         In addition, all documents filed by the Registrant with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such document with the Commission. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of the Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.





________________________

     (1) Information required by Part I of Form S-8 to be contained in a Section 10(a) prospectus to be distributed to each Plan recipient is omitted from this Registration Statement in accordance with Rule 428 promulgated under the Securities Act of 1933, as amended, and Note to Part I of Form S-8.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable; the class of securities to be offered is registered under Section 12 of the Exchange Act.


ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.


ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Registrant, a Florida corporation, is empowered by Section
607.0850 of the Florida Business Corporation Act, subject to the procedures and limitations stated therein, to indemnify any person who was or is a party to any proceeding (other than an action by, or in the right of, the corporation), by reason of the fact that he is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise against liability incurred in connection with such proceeding, including any appeal thereof, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

         Section 607.0850 also empowers a Florida corporation to indemnify any person who was or is a party to any proceeding by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses and amounts paid in settlement not exceeding, in the judgment of the board of directors, the estimated expense of litigating the proceeding to conclusion, actually and reasonably incurred in connection with the defense or settlement of such proceeding, including any appeal thereof, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable unless, and only to the extent that, the court in which such proceeding was brought, or any other court of competent jurisdiction, shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any proceeding referred to above, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses actually and reasonably incurred by him in connection therewith.

         The indemnification and advancement of expenses provided pursuant to
Section 607.0850 are not exclusive, and a corporation may make any other or further indemnification or advancement of expenses of any of its directors, officers, employees or agents, under any bylaw, agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office. However, a director, officer, employee or agent is not entitled to indemnification or advancement of expenses if a judgment or other final adjudication establish that his actions, or omissions to act, were material to the cause of action so adjudicated and constitute

(i) a violation of the criminal law, unless the director, officer, employee or agent had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful; (ii) a transaction from which the director, officer, employee or agent derived an improper personal benefit; (iii) in the case of a director, a circumstance under which the liability provisions of Section 607.0834 of the Florida Business Corporation Act, relating to a director's liability for voting in favor of or asserting to an unlawful distribution, are applicable; or (iv) willful misconduct or a conscious disregard for the best interests of the corporation in a proceeding by or in the right of the corporation to procure a judgment in its favor or in a proceeding by or in the right of a shareholder.

         The Registrant's bylaws provide that the Registrant shall indemnify every person who was or is a party of or was threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact he is or was a director, officer, employee, or agent, or is or was serving at the request of the Registrant as a director, officer, employee, agent or trustee of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement, actually and reasonably incurred by him in connection with such action, suit or proceeding, (except in such case involving gross negligence or willful misconduct) in the performance of their duties to the full extent permitted by applicable law. Such indemnification may, in the discretion of the Board of Directors, include advances of his expenses in advance of final disposition subject to the provisions of applicable law. Such right of indemnification shall not be exclusive of any right to which any director, officer, employee, agent or controlling shareholder of the Registrant may be entitled as a matter of law.

         Under the Registrant's indemnification agreements with its officers and directors it is obligated to indemnify each of its officers and directors to the fullest extent permitted by law with respect to all liability and loss suffered, and reasonable expense incurred, by such person, in any action suit or proceeding in which such person was or is made or threatened to be made a party or otherwise involved by reason of the fact that such person was a director or officer of the Registrant. The Registrant is also obligated to pay the reasonable expenses of indemnified directors or officers in defending such proceeding if the indemnified party agrees to repay all amounts advanced should it be ultimately determined that such person is not entitled to indemnification.

         The Registrant maintains an insurance policy covering directors and officers under which the insurer agrees to pay, subject to certain exclusions, for any claim made against the directors and officers of the Registrant for a wrongful act for which they may become legally obligated to pay or for which the Registrant is required to indemnify its directors or officers.


ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

         The exhibits filed as part of this Registration Statement are as follows:

         EXHIBIT
         NUMBER           DESCRIPTION
         ------           -----------

            4.1         --      Amended and Restated Articles of Incorporation
                                of the Registrant (incorporated by reference to Exhibit 3(a) of the Registrant's Annual Report on Form 10-K for the fiscal year ended January
                                3, 1993).

            4.2         --      Bylaws of the Registrant (incorporated by
                                reference to Exhibit 3(b) of the Registrant's
                                Annual Report on Form 10-K for the fiscal year ended December 30, 1990).

            4.3         --      Form of Common Stock Certificate (incorporated
                                by reference to Exhibit 28.1 of the
                                Registrant's Registration Statement on Form 8-A filed with the Commission on November 19,
                                1992).

            4.4         --      The Wackenhut Corporation Key Employee Long
                                Term Incentive Stock Plan.

            5.1         --      Opinion of Akerman, Senterfitt & Eidson, P.A.

            23.1        --      Consent of Arthur Andersen LLP

            23.3        --      Consent of Akerman, Senterfitt & Eidson, P.A.
                                (included in opinion filed as Exhibit 5.1).

            24.1        --      Powers of Attorney.



ITEM 9.          UNDERTAKINGS.

         The undersigned Registrant hereby undertakes:

         A. (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                    (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

                   (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a) (1) (i) and (1) (ii) do not apply if the information required to be included in a post- effective amendment by those paragraphs is contained in periodic reports filed or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer of controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the registrant, The Wackenhut Corporation, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Coral Gables, State of Florida, on the 5th day of May, 1995.


                                        THE WACKENHUT CORPORATION



                                        By: /s/ George R. Wackenhut
                                           -------------------------------
                                           GEORGE R. WACKENHUT
                                           Chairman of the Board, Chief
                                           Executive Officer and Director



    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in their capacities on May 5th, 1995.


              SIGNATURE                                    TITLE
              ---------                                    -----
                                                   Chairman of the Board,
/s/ George R. Wackenhut                               Chief Executive
- --------------------------------------              Officer and Director
GEORGE R. WACKENHUT                            (Principal Executive Officer)




                                              Senior Vice President - Finance,
/s/ Richard C. DeCook                             Chief Financial Officer,
- --------------------------------------            and Treasurer (Principal
RICHARD C. DECOOK                                    Financial Officer)



                                                     Vice President -
/s/ Juan D. Miyar                                 Accounting Services and
- --------------------------------------              Corporate Controller
JUAN D. MIYAR                                      (Principal Accounting
                                                          Officer)


/s/ Julius W. Becton, Jr.*                                Director
- --------------------------------------
JULIUS W. BECTON, JR.


/s/ Richard G. Capen, Jr.*                                Director
- --------------------------------------
RICHARD G. CAPEN, JR.


/s/ Anne N. Foreman*                                      Director
- --------------------------------------
ANNE N. FOREMAN


/s/ Edward L. Hennessy, Jr.*                              Director
- --------------------------------------
EDWARD L. HENNESSY, JR.


/s/ Paul X. Kelley*                                       Director
- --------------------------------------
PAUL X. KELLEY


                                                          Director
- --------------------------------------
ROBERT Q. MARSTON


/s/ Jorge L. Mas Canosa*                                  Director
- --------------------------------------
JORGE L. MAS CANOSA


/s/ Nancy Clark Reynolds*                                 Director
- --------------------------------------
NANCY CLARK REYNOLDS


/s/ Thomas P. Stafford*                                   Director
- --------------------------------------
THOMAS P. STAFFORD


/s/ Richard R. Wackenhut*                                 Director
- --------------------------------------
RICHARD R. WACKENHUT


*By: /s/ Richard C. DeCook
    --------------------------------------
    Richard C. DeCook
    --------------------------------------
    Attorney-in-Fact


                                            REGISTRATION NO. 33_________________





                      SECURITIES AND EXCHANGE COMMISSION

                           WASHINGTON, D.C.  20549

                      __________________________________

                             EXHIBITS FILED WITH
                            REGISTRATION STATEMENT
                                 ON FORM S-8
                                    UNDER
                          THE SECURITIES ACT OF 1933

                      __________________________________

                          THE WACKENHUT CORPORATION
                             1500 SAN REMO AVENUE
                         CORAL GABLES, FLORIDA  33146

                                 EXHIBIT INDEX




EXHIBIT                                                               SEQUENTIAL
NUMBER           DESCRIPTION                                           PAGE NO.
- ------           -----------                                           --------

4.1   --      Amended and Restated Articles of Incorporation
              of the Registrant (incorporated by reference to
              Exhibit 3(a) to Registrant's Annual Report on Form 10-K
              for the fiscal year ended January 3, 1993)                    __

4.2   --      Bylaws of the Registrant (incorporated by reference
              to Exhibit 3(b) to Registrant's Annual Report on Form 10-K
              for the fiscal year ended December 30, 1990)                  __

4.3   --      Form of Series B Common Stock Certificate (incorporated by reference to Exhibit 28.1 to Registrants Registration
              Statement on Form 8-A filed with the Commission on
              November 19, 1992)                                            __

4.4   --      The Wackenhut Corporation Key Employee Long-Term
              Incentive Stock Plan                                       12 - 40

5.1   --      Opinion of Akerman, Senterfitt & Eidson, P.A.                 41

23.1  --      Consent of Arthur Andersen LLP                                42

23.3  --      Consent of Akerman, Senterfitt & Eidson, P.A.
              (included in opinion filed as Exhibit 5.1).                   __

24.1  --      Powers of Attorney                                         43 - 51